UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-CSR

CERTIFIED SHAREHOLDER REPORT OF REGISTERED

MANAGEMENT INVESTMENT COMPANIES

Investment Company Act file number 811-5018

Legg Mason Partners Investment Series

(Exact name of registrant as specified in charter)

125 Broad Street, New York, NY 10004

(Address of principal executive offices) (Zip code)

Robert I. Frenkel, Esq.

Legg Mason & Co., LLC

300 First Stamford Place,4th Fl.

Stamford, CT 06902

(Name and address of agent for service)

Registrant’s telephone number, including area code: (800) 451-2010

Date of fiscal year end: October 31,

Date of reporting period: April 30, 2006

ITEM 1.	REPORT TO STOCKHOLDERS.

The Semi-Annual Report to Stockholders is filed herewith.

SEMI-ANNUAL

REPORT

APRIL 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

Legg Mason Partners Variable Dividend Strategy Portfolio

Legg Mason Partners Variable Growth and Income Portfolio

Legg Mason Partners Variable Government Portfolio

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Legg Mason Partners Investment Series

Semi-Annual Report • April 30, 2006

What’s

Inside

“Smith Barney” and “Salomon Brothers” and “Citi” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was mixed during the six-month reporting period. After a 4.1% advance in the third quarter of 2005, fourth quarter gross domestic product (“GDP”)i slipped to 1.7%. This marked the first quarter that GDP growth did not surpass 3.0% since the first three months of 2003. However, as expected, the economy rebounded sharply in the first quarter of 2006, with GDP rising an estimated 5.3%. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

The Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the “changing of the guard” from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates four times during the reporting period. Since it began its tightening campaign in June 2004, the Fed has increased rates 15 consecutive times, bringing the federal funds rateiii from 1.00% to 4.75%. The Fed then raised rates to 5.00% on May 10th, after the end of the reporting period. Coinciding with this latest move, the Fed said that the “extent and timing” of further rate hikes would depend on future economic data.

For the six-month period ended April 30, 2006, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 9.63%. While high oil and commodity prices, steadily rising interest rates, and geopolitical issues triggered periods of market volatility, investors generally remained focused on the positive economic environment and strong corporate profits. Looking at the market more closely, small-cap stocks outperformed their mid- and large-cap counterparts, with the Russell 2000v, Russell Midcapvi and Russell 1000vii Indexes returning 18.91%, 14.35%, and 9.92%, respectively. From an investment style perspective,

Legg Mason Partners Investment Series         I

value stocks outperformed growth stocks, with the Russell 3000 Valueviii and Russell 3000 Growthix Indexes returning 13.27% and 8.19%, respectively, over the reporting period.

Both short- and long term yields rose over the reporting period. During the six-months ended April 30, 2006, two-year Treasury yields increased from 4.42% to 4.87%. Over the same period, 10-year Treasury yields moved from 4.58% to 5.07%. During part of the reporting period the yield curve was inverted, with the yield on two-year Treasuries surpassing that of 10-year Treasuries. An inverted yield curve has historically foreshadowed an economic slowdown or recession. However, some experts, including new Chairman Bernanke, believe the inverted yield curve was largely a function of strong foreign demand for longer-term bonds. Looking at the six-month period as a whole, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Indexx, returned 0.56%.

II         Legg Mason Partners Investment Series

Performance Snapshot as of April 30, 2006 (unaudited)

6 months

Variable Premier Selections All Cap Growth Portfolio[1]	9.52%

Russell 1000 Growth Index	7.06%

Russell 2000 Growth Index	20.31%

S&P 400 MidCap Index	15.26%

Lipper Variable Multi-Cap Growth Funds Category Average	11.97%

Variable Dividend Strategy Portfolio[1]	9.03%

S&P 500 Index	9.63%

Lipper Variable Large-Cap Core Funds Category Average	9.27%

Variable Growth and Income Portfolio[1]	10.36%

S&P 500 Index	9.63%

Lipper Variable Large-Cap Core Funds Category Average	9.27%

Variable Government Portfolio[1]	0.23%

Lehman Brothers Government Bond Index	0.18%

Lipper Variable General U.S. Government Funds Category Average	-0.21%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.
Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.
Fund returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all fund expenses.
Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006 and include the reinvestment of all distributions, including returns of capital, if any. Returns were calculated among the 124 funds in the Variable Multi-Cap Growth Funds Category. Returns were calculated among the 227 funds in the Variable Large Cap Core Funds Category. Returns were calculated among the 63 funds in the Variable General U.S. Government Funds Category.

[1]	The fund is an underlying investment option of various variable annuity and variable life insurance products. The fund’s performance return does not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the fund. Past performance is no guarantee of future results.

Legg Mason Partners Investment Series         III

Performance Update1

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

For the six months ended April 30, 2006, the Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio returned 9.52%. In comparison, the fund’s unmanaged benchmarks, the Russell 1000 Growth Indexxi, the Russell 2000 Growth Indexxii and the S&P MidCap 400 Indexxiii returned 7.06%, 20.31%, and 15.26%, respectively, for the same period. The Lipper Variable Multi-Cap Growth Funds Category Average2, increased 11.97% over the same time frame.

Legg Mason Partners Variable Dividend Strategy Portfolio

For the six months ended April 30, 2006, the Legg Mason Partners Variable Dividend Strategy Portfolio returned 9.03%. In comparison, the fund’s unmanaged benchmark, the S&P 500 Index, returned 9.63% for the same period. The Lipper Variable Large-Cap Core Funds Category Average3, increased 9.27% over the same time frame.

Legg Mason Partners Variable Growth and Income Portfolio

For the six months ended April 30, 2006, the Legg Mason Partners Variable Growth and Income Portfolio returned 10.36%. In comparison, the fund’s unmanaged benchmark, the S&P 500 Index, returned 9.63% for the same period. The Lipper Variable Large-Cap Core Funds Category Average4, increased 9.27% over the same time frame.

[1]	The fund is an underlying investment option of various variable annuity and variable life insurance products. The fund’s performance return does not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the fund. Past performance is no guarantee of future results.

[2]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended April 30, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 124 funds in the fund’s Lipper category, and excluding sales charges.

[3]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended April 30, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 227 funds in the fund’s Lipper category, and excluding sales charges.

[4]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended April 30, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 227 funds in the fund’s Lipper category, and excluding sales charges.

IV         Legg Mason Partners Investment Series

Legg Mason Partners Variable Government Portfolio

For the six months ended April 30, 2006, the Legg Mason Partners Variable Government Portfolio returned 0.23%. In comparison, the fund’s unmanaged benchmark, the Lehman Brothers Government Bond Indexxiv returned 0.18% for the same period. The Lipper Variable General U.S. Government Funds Category Average5, decreased 0.21% over the same time frame.

Special Shareholder Notices

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the funds’ investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the funds’ then existing investment management contracts to terminate. The funds’ shareholders previously approved new investment management contracts between the funds and the Manager, each of which became effective on December 1, 2005.

Effective March 17, 2006 the Manager has appointed the following individuals to assume the day-to-day portfolio management responsibilities for the Legg Mason Partners Variable Government Portfolio: S. Kenneth Leech, Stephen A. Walsh, Ronald D. Mass, Carl L. Eichstaedt, and Mark Lindbloom.

Each of the new portfolio managers is a portfolio manager of Western Asset Management Company (“Western Asset”), which, like the Manager, is a subsidiary of Legg Mason.

Mr. Leech, Mr. Walsh, Mr. Mass, and Mr. Eichstaedt have been employed as portfolio managers for Western Asset for more than five years.

Mr. Lindbloom joined Western Asset in 2006. Prior to this, Mr. Lindbloom was a managing director of Salomon Brothers Asset Management Inc and a senior portfolio

[5]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended April 30, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 63 funds in the fund’s Lipper category, and excluding sales charges.

Legg Mason Partners Investment Series         V

manager responsible for managing its Mortgage/Corporate Group and was associated with Citigroup Inc. or its predecessor companies since 1986.

Effective April 7, 2006, the registrant, “Smith Barney Investment Series” was renamed “Legg Mason Partners Investment Series.”

Effective May 1, 2006, the funds were renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners Variable.” The new fund names read as follows: Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio, Legg Mason Partners Variable Growth and Income Portfolio and Legg Mason Partners Variable Government Portfolio. The funds’ investment objectives and strategies were not affected as a result of these name changes.

Information About Your Funds

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The funds’ Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The funds have been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the funds and their Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

VI         Legg Mason Partners Investment Series

As always, thank you for your continued confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

May 25, 2006

Legg Mason Partners Investment Series         VII

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

RISKS: The fund may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. The fund may invest in foreign securities that may be subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. These risks are magnified in emerging or developing markets. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Dividend Strategy Portfolio

RISKS: The fund may invest in foreign securities that may be subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. The fund may engage in active and frequent trading, resulting in increased transaction costs, which could detract from the fund’s performance. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses and have a potentially large impact on fund performance. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Growth and Income Portfolio

RISKS: The fund may invest in foreign securities, which are subject to certain risks not associated with domestic investing, such as currency fluctuations, and changes in political and economic conditions. The fund may also invest in lower-rated, higher-yielding bonds, known as “junk bonds,” which are subject to greater credit risk, including the risk of default, than higher-rated obligations. The fund may engage in short sales. Losses from short sales may be unlimited. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on the fund performance. Please see the Fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Government Portfolio

RISKS: Keep in mind, bond and mortgage-related securities are subject to interest rate and market risks. The U.S. government guarantee of principal and interest payment only applies to underlying securities in the fund’s portfolio. Please note that the fund’s shares are not guaranteed by the U.S. government or its agencies. The fund may use derivatives, such as options and futures, which can have a potentially large impact on the fund performance. Please see the fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]	The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index.

vi	The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 25% of the total market capitalization of the Russell 1000 Index.

vii	The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

viii	The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

[x]	The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity. Please note an investor cannot invest directly in an index.

xi	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

xii	The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

xiii	The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks chosen for market size, liquidity, and industry group representation.

xiv	The Lehman Brothers Government Bond Index is a broad-based index of all public debt obligations of the U.S. government and its agencies that have an average maturity of roughly nine years.

VIII         Legg Mason Partners Investment Series

Fund at a Glance (unaudited)

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

Legg Mason Partners Investment Series 2006 Semi-Annual Report         1

Fund at a Glance (unaudited)

Legg Mason Partners Variable Dividend Strategy Portfolio

2         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable Growth and Income Portfolio

Legg Mason Partners Investment Series 2006 Semi-Annual Report         3

Fund at a Glance (unaudited)

Legg Mason Partners Variable Government Portfolio

4         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on November 1, 2005 and held for the six months ended April 30, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	9.52%	$1,000.00	$1,095.20	0.93%	$4.83

Legg Mason Partners Variable Dividend Strategy Portfolio	9.03	1,000.00	1,090.30	0.86	4.46

Legg Mason Partners Variable Growth and Income Portfolio	10.36	1,000.00	1,103.60	0.78	4.07

Legg Mason Partners Variable Government Portfolio	0.23	1,000.00	1,002.30	0.64	3.18

(1)	For the six months ended April 30, 2006.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements . Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower.
(3)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         5

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, this table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	5.00%	$1,000.00	$1,020.18	0.93%	$4.66

Legg Mason Partners Variable Dividend Strategy Portfolio	5.00	1,000.00	1,020.53	0.86	4.31

Legg Mason Partners Variable Growth and Income Portfolio	5.00	1,000.00	1,020.93	0.78	3.91

Legg Mason Partners Variable Government Portfolio	5.00	1,000.00	1,021.62	0.64	3.21

(1)	For the six months ended April 30, 2006.
(2)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited)

LEGG MASON PARTNERS VARIABLE PREMIER SELECTIONS ALL CAP GROWTH PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 100.3%
CONSUMER DISCRETIONARY — 19.7%
Diversified Consumer Services — 0.8%
36,100	ServiceMaster Co.	$434,643

Hotels, Restaurants & Leisure — 5.0%
7,300	CBRL Group Inc.	297,183
8,950	GTECH Holdings Corp.	305,732
20,850	Shuffle Master Inc.*	770,408
8,700	Station Casinos Inc.	670,596
10,200	Texas Roadhouse Inc., Class A Shares*	154,020
13,900	WMS Industries Inc.*	434,375

	Total Hotels, Restaurants & Leisure	2,632,314

Household Durables — 1.2%
3,080	Black & Decker Corp.	288,319
3,270	Mohawk Industries Inc.*	261,927
2,400	Toll Brothers Inc.*	77,160

	Total Household Durables	627,406

Internet & Catalog Retail — 4.9%
28,200	Amazon.com Inc.*	992,922
25,700	eBay Inc.*	884,337
17,800	IAC/InterActiveCorp.	513,886
4,800	VistaPrint Ltd.*	153,504

	Total Internet & Catalog Retail	2,544,649

Media — 1.4%
41,600	Time Warner Inc.	723,840

Multiline Retail — 0.6%
18,400	Dollar General Corp.	321,264

Specialty Retail — 5.8%
11,230	Bed Bath & Beyond Inc.*	430,670
11,800	Chico’s FAS Inc.*	437,308
11,200	Dick’s Sporting Goods Inc.*	472,080
23,500	Home Depot Inc.	938,355
4,625	Jos. A. Bank Clothiers Inc.*	194,250
11,000	Sherwin-Williams Co.	560,340

	Total Specialty Retail	3,033,003

	TOTAL CONSUMER DISCRETIONARY	10,317,119

CONSUMER STAPLES — 7.2%
Beverages — 3.2%
16,500	Coca-Cola Co.	692,340
4,000	Molson Coors Brewing Co., Class B Shares	295,440
11,500	PepsiCo Inc.	669,760

	Total Beverages	1,657,540

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         7

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Food Products — 2.3%
14,600	Hormel Foods Corp.	$489,976
12,600	Wm. Wrigley Jr. Co.	593,082
3,150	Wm. Wrigley Jr. Co., Class B Shares	148,365

	Total Food Products	1,231,423

Household Products — 1.7%
15,422	Procter & Gamble Co.	897,715

	TOTAL CONSUMER STAPLES	3,786,678

ENERGY — 4.9%
Energy Equipment & Services — 2.7%
16,600	FMC Technologies Inc.*	906,028
6,600	Nabors Industries Ltd.*	246,378
6,300	Smith International Inc.	266,049

	Total Energy Equipment & Services	1,418,455

Oil, Gas & Consumable Fuels — 2.2%
10,900	Bois d’Arc Energy Inc.*	184,864
6,050	Murphy Oil Corp.	303,589
10,450	Newfield Exploration Co.*	466,070
4,200	Pioneer Natural Resources Co.	179,844

	Total Oil, Gas & Consumable Fuels	1,134,367

	TOTAL ENERGY	2,552,822

FINANCIALS — 14.4%
Capital Markets — 4.9%
6,950	Affiliated Managers Group Inc.*	704,035
2,200	Bear Stearns Cos. Inc.	313,522
7,100	Investment Technology Group Inc.*	376,229
15,100	Merrill Lynch & Co. Inc.	1,151,526

	Total Capital Markets	2,545,312

Commercial Banks — 1.1%
300	Comerica Inc.	17,061
6,900	East-West Bancorp Inc.	273,723
5,800	Westamerica Bancorporation	296,612

	Total Commercial Banks	587,396

Consumer Finance — 0.5%
7,100	Nelnet Inc., Class A Shares*	276,190

Diversified Financial Services — 0.6%
9,000	optionsXpress Holdings Inc.	283,500

Insurance — 4.5%
13,900	American International Group Inc.	906,975
320	Berkshire Hathaway Inc., Class B Shares*	944,640
4,800	National Financial Partners Corp.	249,600
12,625	Old Republic International Corp.	280,906

	Total Insurance	2,382,121

See Notes to Financial Statements.

8         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Real Estate Investment Trusts (REITs) — 0.8%
2,600	Alexandria Real Estate Equities Inc.	$235,560
17,660	Spirit Finance Corp.	204,856

	Total Real Estate Investment Trusts (REITs)	440,416

Thrifts & Mortgage Finance — 2.0%
18,300	Hudson City Bancorp Inc.	245,403
2,400	MGIC Investment Corp.	169,680
19,600	New York Community Bancorp Inc.	337,316
5,900	PMI Group Inc.	272,285

	Total Thrifts & Mortgage Finance	1,024,684

	TOTAL FINANCIALS	7,539,619

HEALTH CARE — 19.5%
Biotechnology — 6.3%
16,000	Amgen Inc.*	1,083,200
15,000	Biogen Idec Inc.*	672,750
11,200	Genentech Inc.*	892,752
10,100	ImClone Systems Inc.*	364,610
8,400	Vertex Pharmaceuticals Inc.*	305,508

	Total Biotechnology	3,318,820

Health Care Equipment & Supplies — 4.5%
6,700	Fisher Scientific International Inc.*	472,685
5,800	Gen-Probe Inc.*	310,126
5,600	Hologic Inc.*	266,952
9,400	Kyphon Inc.*	390,570
9,600	ResMed Inc.*	414,240
6,000	Thermo Electron Corp.*	231,240
5,000	Ventana Medical Systems Inc.*	243,500

	Total Health Care Equipment & Supplies	2,329,313

Health Care Providers & Services — 6.4%
17,800	Allscripts Healthcare Solutions Inc.*	303,134
8,925	Coventry Health Care Inc.*	443,305
9,000	Eclipsys Corp.*	198,180
6,370	Manor Care Inc.	279,325
2,300	Omnicare Inc.	130,433
5,600	Pediatrix Medical Group Inc.*	283,472
25,000	Sierra Health Services Inc.*	980,250
24,200	VCA Antech Inc.*	752,378

	Total Health Care Providers & Services	3,370,477

Life Sciences Tools & Services — 0.2%
4,220	Parexel International Corp.*	124,532

Pharmaceuticals — 2.1%
11,700	MGI Pharma Inc.*	218,556
33,800	Pfizer Inc.	856,154

	Total Pharmaceuticals	1,074,710

	TOTAL HEALTH CARE	10,217,852

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         9

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

INDUSTRIALS — 8.7%
Aerospace & Defense — 1.4%
3,385	Alliant Techsystems Inc.*	$270,766
4,000	Armor Holdings Inc.*	244,280
2,900	L-3 Communications Holdings Inc.	236,930

	Total Aerospace & Defense	751,976

Commercial Services & Supplies — 1.5%
6,000	FTI Consulting Inc.*	172,440
12,300	Labor Ready Inc.*	325,089
8,920	R.R. Donnelley & Sons Co.	300,515

	Total Commercial Services & Supplies	798,044

Electrical Equipment — 1.0%
11,280	Roper Industries Inc.	535,349

Industrial Conglomerates — 1.3%
18,800	General Electric Co.	650,292

Machinery — 1.3%
15,100	AGCO Corp.*	357,417
4,300	Eaton Corp.	329,595

	Total Machinery	687,012

Road & Rail — 1.0%
20,750	Heartland Express Inc.	504,432

Trading Companies & Distributors — 1.2%
12,000	MSC Industrial Direct Co. Inc., Class A Shares	622,320

	TOTAL INDUSTRIALS	4,549,425

INFORMATION TECHNOLOGY — 23.7%
Communications Equipment — 4.0%
36,300	Cisco Systems Inc.*	760,485
24,000	Juniper Networks Inc.*	443,520
42,400	Motorola Inc.	905,240

	Total Communications Equipment	2,109,245

Computers & Peripherals — 2.3%
6,100	Avid Technology Inc.*	235,155
7,900	Dell Inc.*	206,980
32,000	EMC Corp.*	432,320
6,100	Intergraph Corp.*	268,522
4,200	Western Digital Corp.*	88,368

	Total Computers & Peripherals	1,231,345

Electronic Equipment & Instruments — 2.9%
21,750	Benchmark Electronics Inc.*	593,775
3,850	CDW Corp.	229,152
13,100	Ingram Micro Inc., Class A Shares*	240,909
10,000	Trimble Navigation Ltd.*	473,800

	Total Electronic Equipment & Instruments	1,537,636

See Notes to Financial Statements.

10         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Internet Software & Services — 2.1%
2,890	j2 Global Communications Inc.*	$141,870
8,400	WebEx Communications Inc.*	296,940
20,300	Yahoo! Inc.*	665,434

	Total Internet Software & Services	1,104,244

IT Services — 2.1%
9,930	Acxiom Corp.	257,386
32,000	MPS Group Inc.*	510,720
13,400	Sabre Holdings Corp., Class A Shares	309,406

	Total IT Services	1,077,512

Semiconductors & Semiconductor Equipment — 7.4%
10,500	Cypress Semiconductor Corp.*	180,180
6,600	Diodes Inc.*	268,884
17,200	Entegris Inc.*	175,096
7,700	FormFactor Inc.*	321,013
25,900	Intel Corp.	517,482
18,290	MEMC Electronic Materials Inc.*	742,574
8,400	Microchip Technology Inc.	312,984
17,620	Microsemi Corp.*	481,378
25,100	Texas Instruments Inc.	871,221

	Total Semiconductors & Semiconductor Equipment	3,870,812

Software — 2.9%
7,000	Electronic Arts Inc.*	397,600
2,030	Internet Security Systems Inc.*	45,553
31,100	Microsoft Corp.	751,065
19,800	Quest Software Inc.*	340,758

	Total Software	1,534,976

	TOTAL INFORMATION TECHNOLOGY	12,465,770

MATERIALS — 1.6%
Chemicals — 0.7%
5,050	Air Products & Chemicals Inc.	346,026

Construction Materials — 0.3%
12,000	U.S. Concrete Inc.*	164,640

Metals & Mining — 0.6%
5,500	Steel Dynamics Inc.	343,420

	TOTAL MATERIALS	854,086

UTILITIES — 0.6%
Multi-Utilities — 0.6%
8,250	SCANA Corp.	322,905

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $42,189,822)	52,606,276

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         11

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENT — 0.6%
Repurchase Agreement — 0.6%
$337,000	Interest in $604,665,000 joint tri-party repurchase agreement dated 4/28/06 with Deutsche Bank Securities Inc., 4.790% due 5/1/06; Proceeds at maturity — $337,135; (Fully collateralized by various U.S. government agency obligations, 0.000% to 22.305% due 2/15/17 to 4/15/36; Market value - $343,740) (Cost — $337,000)	$337,000

	TOTAL INVESTMENTS — 100.9% (Cost — $42,526,822#)	52,943,276
	Liabilities in Excess of Other Assets — (0.9)%	(472,098)

	TOTAL NET ASSETS — 100.0%	$52,471,178

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

12         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE DIVIDEND STRATEGY PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 97.2%
CONSUMER DISCRETIONARY — 6.4%
Hotels, Restaurants & Leisure — 1.3%
8,400	International Game Technology	$318,612
18,621	McDonald’s Corp.	643,728

	Total Hotels, Restaurants & Leisure	962,340

Leisure Equipment & Products — 0.2%
9,700	Hasbro Inc.	191,187

Media — 4.2%
25,700	Clear Channel Communications Inc.	733,221
8,536	Gannett Co. Inc.	469,480
15,200	News Corp., Class B Shares	277,096
68,400	Pearson PLC	947,070
19,270	Regal Entertainment Group, Class A Shares	405,055
22,800	Time Warner Inc.	396,720

	Total Media	3,228,642

Specialty Retail — 0.7%
12,799	Home Depot Inc.	511,064

	TOTAL CONSUMER DISCRETIONARY	4,893,233

CONSUMER STAPLES — 11.9%
Beverages — 1.5%
9,800	Coca-Cola Co.	411,208
12,897	PepsiCo Inc.	751,121

	Total Beverages	1,162,329

Food & Staples Retailing — 2.0%
34,100	Wal-Mart Stores Inc.	1,535,523

Food Products — 5.2%
11,250	Campbell Soup Co.	361,575
12,800	General Mills Inc.	631,552
11,400	H.J. Heinz Co.	473,214
5,600	Kellogg Co.	259,336
39,404	Kraft Foods Inc., Class A Shares	1,230,981
23,423	Unilever PLC, Sponsored ADR	1,000,865

	Total Food Products	3,957,523

Household Products — 3.2%
28,606	Kimberly-Clark Corp.	1,674,309
12,800	Procter & Gamble Co.	745,088

	Total Household Products	2,419,397

	TOTAL CONSUMER STAPLES	9,074,772

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         13

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

ENERGY — 8.9%
Oil, Gas & Consumable Fuels — 8.9%
30,801	BP PLC, Sponsored ADR	$2,270,650
27,946	Chevron Corp.	1,705,265
44,142	Exxon Mobil Corp.	2,784,477

	TOTAL ENERGY	6,760,392

EXCHANGE TRADED FUND — 0.5%
11,400	Health Care Select Sector SPDR Fund	353,172

FINANCIALS — 13.5%
Capital Markets — 2.9%
2,800	Goldman Sachs Group Inc.	448,812
12,100	Merrill Lynch & Co. Inc.	922,746
7,163	UBS AG, Registered Shares	836,996

	Total Capital Markets	2,208,554

Commercial Banks — 5.2%
37,678	Bank of America Corp.	1,880,886
7,200	Wachovia Corp.	430,920
24,573	Wells Fargo & Co.	1,687,919

	Total Commercial Banks	3,999,725

Diversified Financial Services — 2.8%
47,141	JPMorgan Chase & Co.	2,139,259

Insurance — 2.3%
9,300	Assurant Inc.	447,981
25,842	Chubb Corp.	1,331,897

	Total Insurance	1,779,878

Real Estate Investment Trusts (REITs) — 0.3%
14,500	Annaly Mortgage Management Inc.	195,315

	TOTAL FINANCIALS	10,322,731

HEALTH CARE — 16.5%
Health Care Equipment & Supplies — 1.4%
19,192	Baxter International Inc.	723,538
7,150	Medtronic Inc.	358,358

	Total Health Care Equipment & Supplies	1,081,896

Pharmaceuticals — 15.1%
45,256	Abbott Laboratories	1,934,241
8,500	Bristol-Myers Squibb Co.	215,730
12,200	Eli Lilly & Co.	645,624
26,994	GlaxoSmithKline PLC, Sponsored ADR	1,535,419
39,950	Johnson & Johnson	2,341,470
14,400	Novartis AG, Sponsored ADR	828,144
67,657	Pfizer Inc.	1,713,752

See Notes to Financial Statements.

14         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Pharmaceuticals — 15.1% (continued)
46,905	Wyeth	$2,282,866

	Total Pharmaceuticals	11,497,246

	TOTAL HEALTH CARE	12,579,142

INDUSTRIALS — 17.3%
Aerospace & Defense — 4.8%
43,682	Honeywell International Inc.	1,856,485
12,800	Raytheon Co.	566,656
20,000	United Technologies Corp.	1,256,200

	Total Aerospace & Defense	3,679,341

Air Freight & Logistics — 0.7%
6,400	United Parcel Service Inc., Class B Shares	518,848

Building Products — 0.4%
9,900	Masco Corp.	315,810

Commercial Services & Supplies — 2.5%
11,350	Pitney Bowes Inc.	474,998
14,300	R.R. Donnelley & Sons Co.	481,767
24,200	Waste Management Inc.	906,532

	Total Commercial Services & Supplies	1,863,297

Electrical Equipment — 3.4%
7,200	American Power Conversion Corp.	160,128
7,100	Cooper Industries Ltd., Class A Shares	649,295
20,710	Emerson Electric Co.	1,759,314

	Total Electrical Equipment	2,568,737

Industrial Conglomerates — 5.5%
12,800	3M Co.	1,093,504
77,525	General Electric Co.	2,681,590
17,100	Tyco International Ltd.	450,585

	Total Industrial Conglomerates	4,225,679

	TOTAL INDUSTRIALS	13,171,712

INFORMATION TECHNOLOGY — 5.7%
Computers & Peripherals — 1.5%
5,550	Hewlett-Packard Co.	180,209
11,330	International Business Machines Corp.	932,912

	Total Computers & Peripherals	1,113,121

IT Services — 1.1%
18,500	Automatic Data Processing Inc.	815,480

Semiconductors & Semiconductor Equipment — 0.5%
18,500	Intel Corp.	369,630

Software — 2.6%
83,721	Microsoft Corp.	2,021,862

	TOTAL INFORMATION TECHNOLOGY	4,320,093

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         15

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

MATERIALS — 10.0%
Chemicals — 6.5%
32,267	Dow Chemical Co.	$1,310,363
48,100	E.I. du Pont de Nemours & Co.	2,121,210
42,600	Olin Corp.	875,430
9,980	PPG Industries Inc.	669,858

	Total Chemicals	4,976,861

Metals & Mining — 1.7%
38,444	Alcoa Inc.	1,298,638

Paper & Forest Products — 1.8%
18,688	Weyerhaeuser Co.	1,316,943

	TOTAL MATERIALS	7,592,442

TELECOMMUNICATION SERVICES — 4.6%
Diversified Telecommunication Services — 3.1%
32,511	BellSouth Corp.	1,098,222
37,919	Verizon Communications Inc.	1,252,464

	Total Diversified Telecommunication Services	2,350,686

Wireless Telecommunication Services — 1.5%
50,500	Vodafone Group PLC, Sponsored ADR	1,196,850

	TOTAL TELECOMMUNICATION SERVICES	3,547,536

UTILITIES — 1.9%
Electric Utilities — 1.1%
13,416	Duke Energy Corp.	390,674
11,600	FPL Group Inc.	459,360

	Total Electric Utilities	850,034

Multi-Utilities — 0.8%
5,700	Ameren Corp.	287,109
15,300	NiSource Inc.	322,983

	Total Multi-Utilities	610,092

	TOTAL UTILITIES	1,460,126

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $66,042,822)	74,075,351

See Notes to Financial Statements.

16         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Face Amount	Security	Value

SHORT-TERM INVESTMENTS — 2.5%
Repurchase Agreements — 2.5%
$1,000,000	Interest in $513,793,000 joint tri-party repurchase agreement dated 4/28/06 with Merrill Lynch, Pierce, Fenner & Smith Inc., 4.790% due 5/1/06; Proceeds at maturity — $1,000,399; (Fully collateralized by U.S. Treasury obligations, 0.000% to 2.375% due 4/3/06 to 4/15/11; Market value — $1,020,006)	$1,000,000
913,000	Interest in $604,665,000 joint tri-party repurchase agreement dated 4/28/06 with Deutsche Bank Securities Inc., 4.790% due 5/1/06; Proceeds at maturity — $913,364; (Fully collateralized by various U.S. government agency obligations, 0.000% to 22.305% due 2/15/17 to 4/15/36; Market value — $931,260)	913,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $1,913,000)	1,913,000

	TOTAL INVESTMENTS — 99.7% (Cost — $67,955,822#)	75,988,351
	Other Assets in Excess of Liabilities — 0.3%	263,466

	TOTAL NET ASSETS — 100.0%	$76,251,817

#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
ADR	— American Depositary Receipt
SPDR	— Standard & Poor’s Depositary Receipts

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         17

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE GROWTH AND INCOME PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 98.6%
CONSUMER DISCRETIONARY — 10.9%
Hotels, Restaurants & Leisure — 2.5%
32,540	McDonald’s Corp.	$1,124,908
11,400	Station Casinos Inc.	878,712

	Total Hotels, Restaurants & Leisure	2,003,620

Household Durables — 2.0%
30,920	Newell Rubbermaid Inc.	847,826
23,700	Toll Brothers Inc.*	761,955

	Total Household Durables	1,609,781

Media — 3.8%
24,700	EchoStar Communications Corp., Class A Shares*	763,230
64,520	News Corp., Class B Shares	1,176,200
58,400	Time Warner Inc.	1,016,160

	Total Media	2,955,590

Specialty Retail — 2.6%
20,600	Best Buy Co. Inc.	1,167,196
33,100	Staples Inc.	874,171

	Total Specialty Retail	2,041,367

	TOTAL CONSUMER DISCRETIONARY	8,610,358

CONSUMER STAPLES — 9.7%
Beverages — 1.9%
26,310	PepsiCo Inc.	1,532,295

Food & Staples Retailing — 2.3%
39,400	Wal-Mart Stores Inc.	1,774,182

Food Products — 4.0%
28,760	Kellogg Co.	1,331,876
24,850	McCormick & Co. Inc., Non Voting Shares	865,525
54,500	Sara Lee Corp.	973,915

	Total Food Products	3,171,316

Household Products — 1.5%
20,240	Procter & Gamble Co.	1,178,170

	TOTAL CONSUMER STAPLES	7,655,963

ENERGY — 10.1%
Energy Equipment & Services — 2.1%
12,810	ENSCO International Inc.	685,207
15,320	GlobalSantaFe Corp.	937,737

	Total Energy Equipment & Services	1,622,944

See Notes to Financial Statements.

18         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Oil, Gas & Consumable Fuels — 8.0%
11,836	ConocoPhillips	$791,828
32,220	Exxon Mobil Corp.	2,032,438
13,800	Nexen Inc.	807,300
9,480	Suncor Energy Inc.	812,815
13,650	Total SA, Sponsored ADR	1,883,973

	Total Oil, Gas & Consumable Fuels	6,328,354

	TOTAL ENERGY	7,951,298

FINANCIALS — 21.7%
Capital Markets — 3.8%
9,090	Goldman Sachs Group Inc.	1,457,036
19,820	Merrill Lynch & Co. Inc.	1,511,473

	Total Capital Markets	2,968,509

Commercial Banks — 6.0%
33,636	Bank of America Corp.	1,679,109
15,720	Wachovia Corp.	940,842
31,240	Wells Fargo & Co.	2,145,876

	Total Commercial Banks	4,765,827

Consumer Finance — 3.0%
24,710	American Express Co.	1,329,645
11,770	Capital One Financial Corp.	1,019,753

	Total Consumer Finance	2,349,398

Diversified Financial Services — 2.5%
42,848	JPMorgan Chase & Co.	1,944,442

Insurance — 4.9%
21,170	AFLAC Inc.	1,006,422
17,460	American International Group Inc.	1,139,265
8	Berkshire Hathaway Inc., Class A Shares *	712,000
19,920	Chubb Corp.	1,026,677

	Total Insurance	3,884,364

Thrifts & Mortgage Finance — 1.5%
17,060	Golden West Financial Corp.	1,226,102

	TOTAL FINANCIALS	17,138,642

HEALTH CARE — 8.8%
Biotechnology — 1.9%
21,870	Amgen Inc.*	1,480,599

Health Care Providers & Services — 2.3%
14,755	Coventry Health Care Inc.*	732,881
21,300	UnitedHealth Group Inc.	1,059,462

	Total Health Care Providers & Services	1,792,343

Pharmaceuticals — 4.6%
29,700	Sanofi-Aventis, ADR	1,397,088
37,280	Teva Pharmaceutical Industries Ltd., Sponsored ADR	1,509,840

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         19

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

Pharmaceuticals — 4.6% (continued)
16,000	Wyeth	$778,720

	Total Pharmaceuticals	3,685,648

	TOTAL HEALTH CARE	6,958,590

INDUSTRIALS — 12.2%
Aerospace & Defense — 4.2%
23,720	Boeing Co.	1,979,434
18,800	Orbital Sciences Corp.*	294,220
22,370	Raytheon Co.	990,320

	Total Aerospace & Defense	3,263,974

Building Products — 2.0%
49,300	Masco Corp.	1,572,670

Industrial Conglomerates — 4.8%
88,200	General Electric Co.	3,050,838
8,480	Textron Inc.	762,776

	Total Industrial Conglomerates	3,813,614

Machinery — 1.2%
12,000	Parker Hannifin Corp.	972,600

	TOTAL INDUSTRIALS	9,622,858

INFORMATION TECHNOLOGY — 14.7%
Communications Equipment — 4.3%
35,688	ADC Telecommunications Inc.*	799,054
52,200	Cisco Systems Inc.*	1,093,590
15,800	Motorola Inc.	337,330
23,000	QUALCOMM Inc.	1,180,820

	Total Communications Equipment	3,410,794

Computers & Peripherals — 1.1%
10,810	International Business Machines Corp.	890,095

Electronic Equipment & Instruments — 0.7%
21,070	Dolby Laboratories Inc., Class A Shares*	495,988

Internet Software & Services — 0.8%
19,800	Yahoo! Inc.*	649,044

IT Services — 1.1%
21,400	Paychex Inc.	864,346

Semiconductors & Semiconductor Equipment — 1.5%
38,700	ASML Holding NV, NY Registered Shares*	818,505
10,800	Texas Instruments Inc.	374,868

	Total Semiconductors & Semiconductor Equipment	1,193,373

Software — 5.2%
21,900	Adobe Systems Inc.*	858,480
13,660	Electronic Arts Inc.*	775,888
103,120	Microsoft Corp.	2,490,348

	Total Software	4,124,716

	TOTAL INFORMATION TECHNOLOGY	11,628,356

See Notes to Financial Statements.

20         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value

MATERIALS — 5.9%
Chemicals — 2.6%
27,400	E.I. du Pont de Nemours & Co.	$1,208,340
22,300	Ecolab Inc.	842,940

	Total Chemicals	2,051,280

Metals & Mining — 3.3%
85,423	Barrick Gold Corp.	2,603,693

	TOTAL MATERIALS	4,654,973

TELECOMMUNICATION SERVICES — 3.4%
Wireless Telecommunication Services — 3.4%
11,680	ALLTEL Corp.	751,842
76,109	Sprint Nextel Corp.	1,887,503

	TOTAL TELECOMMUNICATION SERVICES	2,639,345

UTILITIES — 1.2%
Multi-Utilities — 1.2%
20,400	Sempra Energy	938,808

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $63,478,026)	77,799,191

Face Amount
SHORT-TERM INVESTMENT — 1.9%
Repurchase Agreement — 1.9%
$1,525,000	Interest in $513,793,000 joint tri-party repurchase agreement dated 4/28/06 with Merrill Lynch, Pierce, Fenner & Smith Inc., 4.790% due 5/1/06; Proceeds at maturity — $1,525,609; (Fully collateralized by U.S. Treasury obligations, 0.000% to 2.375% due 4/30/06 to 4/15/11; Market value — $1,555,510) (Cost — $1,525,000)	1,525,000

	TOTAL INVESTMENTS — 100.5% (Cost — $65,003,026#)	79,324,191
	Liabilities in Excess of Other Assets — (0.5)%	(369,823)

	TOTAL NET ASSETS — 100.0%	$78,954,368

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:
ADR	— American Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         21

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE GOVERNMENT PORTFOLIO

Face Amount	Security	Value

U.S. GOVERNMENT & AGENCY OBLIGATIONS (a) — 51.9%
U.S. Government Agencies — 2.1%
	Federal National Mortgage Association (FNMA):
$1,700,000	5.250% due 1/15/09	$1,705,168
1,000,000	Notes, 5.125% due 2/17/09 (b)	981,260

	Total U.S. Government Agencies	2,686,428

U.S. Government Obligations — 49.8%
	U.S. Treasury Bonds:
300,000	7.250% due 5/15/16	349,735
200,000	9.000% due 11/15/18 (c)	268,891
700,000	7.625% due 2/15/25	890,751
8,000,000	5.375% due 2/15/31	8,122,504
	U.S. Treasury Notes:
1,500,000	3.625% due 4/30/07	1,481,369
7,700,000	3.500% due 5/31/07	7,587,210
8,500,000	3.250% due 8/15/08	8,206,155
7,500,000	3.375% due 10/15/09	7,141,995
5,000,000	4.000% due 4/15/10	4,840,235
5,000,000	4.125% due 8/15/10	4,851,175
6,300,000	4.250% due 8/15/13	6,011,825
8,000,000	4.000% due 2/15/15	7,415,008
2,000,000	4.250% due 8/15/15	1,881,172
4,000,000	4.500% due 11/15/15	3,829,376

	Total U.S. Government Obligations	62,877,401

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $68,267,285)	65,563,829

COLLATERALIZED MORTGAGE OBLIGATIONS — 0.9%
	Federal Home Loan Mortgage Corp. (FHLMC):
121,832	Series 2525, Class AM, 4.500% due 4/15/32	104,585
2,328,228	Series 2686, Class QI, PAC IO, 5.500% due 1/15/23	79,839
992,581	Series 2780, Class SL, PAC, 6.000% due 4/15/34 (b)	961,880

	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $1,164,795)	1,146,304

MORTGAGE-BACKED SECURITIES — 44.1%
FHLMC — 2.5%
	Federal Home Loan Mortgage Corp. (FHLMC), Gold:
269,365	6.500% due 9/1/31 (a)	274,925
120,697	6.000% due 12/1/31 (a)	120,680
314,565	5.000% due 8/1/33 (a)	298,584
2,600,000	5.000% due 5/11/36 (d)(e)	2,458,625

	Total FHLMC	3,152,814

See Notes to Financial Statements.

22         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Face Amount	Security	Value
FNMA — 35.4%
	Federal National Mortgage Association (FNMA):
$1,734,223	6.000% due 8/1/16-1/1/33 (a)	$1,731,671
17,900,000	5.000% due 5/16/21-5/11/36 (d)(e)	17,012,945
6,500,000	5.500% due 5/16/21-5/11/36 (d)(e)	6,398,125
2,600,000	6.000% due 5/16/21-5/11/36 (d)(e)	2,605,812
127,305	6.500% due 4/1/29-5/1/32 (a)	129,912
120,117	7.000% due 11/1/31 (a)	123,686
132,421	7.500% due 3/1/32-12/1/32 (a)	137,855
2,400,000	4.500% due 5/11/36 (d)(e)	2,197,500
6,000,000	6.500% due 5/11/36 (d)	6,103,128
6,000,000	5.500% due 6/13/36 (d)	5,823,750
2,500,000	6.000% due 6/13/36 (d)(e)	2,486,720

	Total FNMA	44,751,104

GNMA — 6.2%
	Government National Mortgage Association (GNMA):
51,253	6.500% due 6/15/31 (a)	52,802
62,372	7.000% due 9/15/31 (a)	64,783
5,747,494	6.000% due 3/15/33 (a)	5,774,081
2,000,000	5.000% due 5/18/36 (d)(e)	1,916,876

	Total GNMA	7,808,542

	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $57,146,160)	55,712,460

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $126,578,240)	122,422,593

SHORT-TERM INVESTMENT — 40.1%
Repurchase Agreement — 40.1%
50,737,000	Merrill Lynch, Pierce, Fenner & Smith Inc. repurchase agreement dated 4/28/06, 4.750% due 5/1/06; Proceeds at maturity - $50,757,083; (Fully collateralized by U.S. Treasury Note, 0.875% due 4/15/10; Market value — $51,755,957) (a) (Cost — $50,737,000)	50,737,000

	TOTAL INVESTMENTS — 137.0% (Cost — $177,315,240#)	173,159,593
	Liabilities in Excess of Other Assets — (37.0)%	(46,776,421)

	TOTAL NET ASSETS — 100.0%	$126,383,172

(a)	All or a portion of this security is segregated for open futures contracts, TBA’s and mortgage dollar rolls.
(b)	Variable rate security. Interest rate disclosed is that which is in effect at April 30, 2006.
(c)	All or a portion of this security is held at the broker as collateral for open futures contracts.
(d)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).
(e)	All or a portion of this security was acquired under mortgage dollar roll agreement (See Notes 1 and 3).
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
IO	— Interest Only
PAC	— Planned Amortization Cost

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         23

Statements of Assets and Liabilities (April 30, 2006) (unaudited)

	Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	Legg Mason Partners Variable Dividend Strategy Portfolio	Legg Mason Partners Variable Growth and Income Portfolio	Legg Mason Partners Variable Government Portfolio
ASSETS:
Investments, at cost	$42,189,822	$66,042,822	$63,478,026	$126,578,240
Repurchase agreement, at cost	337,000	1,913,000	1,525,000	50,737,000

Investments, at value	$52,606,276	$74,075,351	$77,799,191	$122,422,593
Repurchase agreement, at value	337,000	1,913,000	1,525,000	50,737,000
Cash	563	852	435	369
Receivable for securities sold	132,381	354,372	—	9,900,020
Dividends and interest receivable	19,507	97,821	54,871	689,374
Receivable for Fund shares sold	10,821	17,773	12,477	2,578
Receivable from broker — variation margin on open futures contracts	—	—	—	10,828
Prepaid expenses	339	—	522	212

Total Assets	53,106,887	76,459,169	79,392,496	183,762,974

LIABILITIES:
Payable for securities purchased	531,565	—	240,172	57,151,242
Payable for Fund shares repurchased	47,729	105,497	125,428	104,609
Investment management fee payable	32,965	40,503	42,011	57,733
Trustee fees payable	5,591	9,832	5,303	6,983
Deferred dollar roll income	—	—	—	13,497
Accrued expenses	17,859	51,520	25,214	45,738

Total Liabilities	635,709	207,352	438,128	57,379,802

Total Net Assets	$52,471,178	$76,251,817	$78,954,368	$126,383,172

NET ASSETS:
Par value (Note 4)	$39	$82	$76	$116
Paid-in capital in excess of par value	50,039,064	92,623,133	69,624,964	134,008,781
Undistributed net investment income	2,252	345,033	47,241	960,440
Accumulated net realized loss on investments, futures contracts and foreign currency transactions	(7,986,631)	(24,749,605)	(5,039,078)	(4,283,117)
Net unrealized appreciation (depreciation) on investments, futures contracts and foreign currencies	10,416,454	8,033,174	14,321,165	(4,303,048)

Total Net Assets	$52,471,178	$76,251,817	$78,954,368	$126,383,172

Shares Outstanding	3,882,987	8,205,028	7,610,372	11,638,577

Net Asset Value	$13.51	$9.29	$10.37	$10.86

See Notes to Financial Statements.

24         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Statements of Operations (For the six months ended April 30, 2006) (unaudited)

	Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	Legg Mason Partners Variable Dividend Strategy Portfolio	Legg Mason Partners Variable Growth and Income Portfolio	Legg Mason Partners Variable Government Portfolio
INVESTMENT INCOME:
Interest	$10,085	$85,097	$20,985	$3,129,940
Dividends	243,490	985,403	564,732	—
Income from securities lending	—	—	454	—
Less: Foreign taxes withheld	—	(4,647)	(5,768)	—

Total Investment Income	253,575	1,065,853	580,403	3,129,940

EXPENSES:
Investment management fee (Note 2)	202,991	246,711	249,938	356,408
Legal fees	24,252	30,336	26,549	27,380
Shareholder reports	8,783	13,488	3,762	8,692
Audit and tax	8,132	10,392	8,557	9,906
Custody fees	4,881	14,606	4,066	4,924
Trustees’ fees	1,645	7,479	6,568	5,344
Transfer agent fees (Note 2)	852	1,261	1,164	1,010
Insurance	635	394	759	1,448
Registration fees	35	4	168	35
Miscellaneous expenses	1,856	3,894	3,034	2,748

Total Expenses	254,062	328,565	304,565	417,895
Less: Fee waivers and/or expense reimbursements (Notes 2 and 6)	(2,739)	(3,222)	(3,231)	(4,458)

Net Expenses	251,323	325,343	301,334	413,437

Net Investment Income	2,252	740,510	279,069	2,716,503

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	2,347,583	1,345,741	2,243,818	(682,580)
Futures contracts	—	—	—	248,627
Foreign currency transactions	—	(1,089)	—	—

Net Realized Gain (Loss)	2,347,583	1,344,652	2,243,818	(433,953)

Change in Net Unrealized Appreciation/Depreciation From:
Investments	2,628,600	4,559,742	5,080,146	(1,764,987)
Futures contracts	—	—	—	(227,618)
Foreign currencies	—	645	—	—

Change in Net Unrealized Appreciation/Depreciation	2,628,600	4,560,387	5,080,146	(1,992,605)

Increase From Payment by Affiliate (Note 2)	—	—	45,193	—

Net Gain (Loss) on Investments, Futures Contracts and Foreign Currency Transactions	4,976,183	5,905,039	7,369,157	(2,426,558)

Increase in Net Assets From Operations	$4,978,435	$6,645,549	$7,648,226	$289,945

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         25

Statements of Changes in Net Assets

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	2006	2005
OPERATIONS:
Net investment income	$2,252	$65,509
Net realized gain	2,347,583	854,169
Change in net unrealized appreciation/depreciation	2,628,600	4,675,349

Increase in Net Assets From Operations	4,978,435	5,595,027

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(65,509)	—

Decrease in Net Assets From Distributions to Shareholders	(65,509)	—

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	755,375	2,175,320
Reinvestment of distributions	65,509	—
Cost of shares repurchased	(6,570,215)	(13,543,097)

Decrease in Net Assets From Fund Share Transactions	(5,749,331)	(11,367,777)

Decrease in Net Assets	(836,405)	(5,772,750)
NET ASSETS:
Beginning of period	53,307,583	59,080,333

End of period*	$52,471,178	$53,307,583

* Includes undistributed net investment income of:	$2,252	$65,509

See Notes to Financial Statements.

26         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Dividend Strategy Portfolio	2006	2005
OPERATIONS:
Net investment income	$740,510	$1,630,551
Net realized gain	1,344,652	3,685,032
Change in net unrealized appreciation/depreciation	4,560,387	(3,626,246)

Increase in Net Assets From Operations	6,645,549	1,689,337

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(1,500,001)	(750,395)

Decrease in Net Assets From Distributions to Shareholders	(1,500,001)	(750,395)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	1,090,256	7,025,850
Reinvestment of distributions	1,500,001	750,395
Cost of shares repurchased	(7,350,339)	(10,684,795)

Decrease in Net Assets From Fund Share Transactions	(4,760,082)	(2,908,550)

Increase (Decrease) in Net Assets	385,466	(1,969,608)
NET ASSETS:
Beginning of period	75,866,351	77,835,959

End of period*	$76,251,817	$75,866,351

* Includes undistributed net investment income of:	$345,033	$1,104,524

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         27

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Growth and Income Portfolio	2006	2005
OPERATIONS:
Net investment income	$279,069	$859,322
Net realized gain	2,243,818	1,946,100
Change in net unrealized appreciation/depreciation	5,080,146	1,704,609
Increase from payment by affiliate	45,193	—

Increase in Net Assets From Operations	7,648,226	4,510,031

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(600,002)	(825,257)

Decrease in Net Assets From Distributions to Shareholders	(600,002)	(825,257)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	2,057,897	7,667,798
Reinvestment of distributions	600,002	825,257
Cost of shares repurchased	(4,894,295)	(8,199,481)

Increase (Decrease) in Net Assets From Fund Share Transactions	(2,236,396)	293,574

Increase in Net Assets	4,811,828	3,978,348
NET ASSETS:
Beginning of period	74,142,540	70,164,192

End of period*	$78,954,368	$74,142,540

* Includes undistributed net investment income of:	$47,241	$368,174

See Notes to Financial Statements.

28         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Government Portfolio	2006	2005
OPERATIONS:
Net investment income	$2,716,503	$4,811,829
Net realized gain (loss)	(433,953)	151,833
Change in net unrealized appreciation/depreciation	(1,992,605)	(4,358,724)

Increase in Net Assets From Operations	289,945	604,938

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(6,000,004)	(4,853,346)

Decrease in Net Assets From Distributions to Shareholders	(6,000,004)	(4,853,346)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	3,931,227	16,268,536
Reinvestment of distributions	6,000,004	4,853,346
Cost of shares repurchased	(8,851,395)	(12,823,407)

Increase in Net Assets From Fund Share Transactions	1,079,836	8,298,475

Increase (Decrease) in Net Assets	(4,630,223)	4,050,067
NET ASSETS:
Beginning of period	131,013,395	126,963,328

End of period*	$126,383,172	$131,013,395

* Includes undistributed net investment income of:	$960,440	$4,243,941

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         29

Financial Highlights

For a share of beneficial interest outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	2006(1)		2005	2004	2003	2002	2001
Net Asset Value, Beginning of Period	$12.35		$11.23	$11.45	$8.96	$10.73	$14.48

Income (Loss) From Operations:
Net investment income (loss)	0.00	(2)	0.02	(0.02)	(0.01)	(0.03)	0.02
Net realized and unrealized gain (loss)	1.18		1.10	(0.20)	2.50	(1.73)	(3.69)

Total Income (Loss) From Operations	1.18		1.12	(0.22)	2.49	(1.76)	(3.67)

Less Distributions From:
Net investment income	(0.02)		—	—	—	(0.01)	(0.04)
Net realized gains	—		—	—	—	—	(0.04)

Total Distributions	(0.02)		—	—	—	(0.01)	(0.08)

Net Asset Value, End of Period	$13.51		$12.35	$11.23	$11.45	$8.96	$10.73

Total Return(3)	9.52%		9.97%	(1.92)%	27.79%	(16.44)%	(25.45)%

Net Assets, End of Period (000s)	$52,471		$53,308	$59,080	$34,884	$28,628	$34,384

Ratios to Average Net Assets:
Gross expenses	0.94	%(5)	0.94%	0.95%	0.90%	1.11%	1.08%
Net expenses(4)	0.93	(5)(6)	0.94	0.94 (6)	0.90	0.95 (6)	0.95 (6)
Net investment income (loss)	0.01	(5)	0.11	(0.25)	(0.08)	(0.25)	0.16

Portfolio Turnover Rate	25%		43%	46%	66%	58%	116%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Amount represents less than $0.01 per share.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(4)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(5)	Annualized.
(6)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

30         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Dividend Strategy Portfolio	2006(1)		2005	2004	2003	2002	2001
Net Asset Value, Beginning of Period	$8.69		$8.58	$8.33	$7.24	$8.96	$12.14

Income (Loss) From Operations:
Net investment income	0.09		0.18	0.03	0.03	0.02	0.04
Net realized and unrealized gain (loss)	0.68		0.01	0.25	1.09	(1.72)	(3.19)

Total Income (Loss) From Operations	0.77		0.19	0.28	1.12	(1.70)	(3.15)

Less Distributions From:
Net investment income	(0.17)		(0.08)	(0.03)	(0.03)	(0.02)	(0.03)

Total Distributions	(0.17)		(0.08)	(0.03)	(0.03)	(0.02)	(0.03)

Net Asset Value, End of Period	$9.29		$8.69	$8.58	$8.33	$7.24	$8.96

Total Return(2)	9.03%		2.23%	3.41%	15.47%	(18.94)%	(26.03)%

Net Assets, End of Period (000s)	$76,252		$75,866	$77,836	$73,717	$61,139	$67,093

Ratios to Average Net Assets:
Gross expenses	0.87	%(4)	0.86%	0.88%	0.91%	0.93%	0.93%
Net expenses(3)	0.86	(4)(5)	0.86	0.88 (5)	0.91	0.93	0.93
Net investment income	1.95	(4)	2.07	0.37	0.47	0.24	0.42

Portfolio Turnover Rate	13%		99%	42%	77%	45%	26%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(4)	Annualized.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         31

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Growth and Income Portfolio	2006(1)		2005	2004	2003	2002	2001
Net Asset Value, Beginning of Period	$9.47		$9.00	$8.44	$6.95	$8.15	$10.77

Income (Loss) From Operations:
Net investment income	0.04		0.11	0.05	0.05	0.02	0.05
Net realized and unrealized gain (loss)	0.94		0.46	0.55	1.48	(1.20)	(2.58)

Total Income (Loss) From Operations	0.98		0.57	0.60	1.53	(1.18)	(2.53)

Less Distributions From:
Net investment income	(0.08)		(0.10)	(0.04)	(0.04)	(0.02)	(0.05)
Net realized gains	—		—	—	—	—	(0.04)

Total Distributions	(0.08)		(0.10)	(0.04)	(0.04)	(0.02)	(0.09)

Net Asset Value, End of Period	$10.37		$9.47	$9.00	$8.44	$6.95	$8.15

Total Return(2)	10.36	%†	6.37%	7.18%	22.09%	(14.47)%	(23.63)%

Net Assets, End of Period (000s)	$78,954		$74,143	$70,164	$54,334	$36,730	$31,576

Ratios to Average Net Assets:
Gross expenses	0.79	%(4)	0.78%	0.91%	0.87%	1.09%	1.18%
Net expenses(3)	0.78	(4)(5)	0.78	0.91 (5)	0.87	0.95 (5)	0.95 (5)
Net investment income	0.73	(4)	1.14	0.61	0.68	0.40	0.53

Portfolio Turnover Rate	18%		57%	43%	65%	48%	68%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(4)	Annualized.
(5)	The investment manager voluntarily waived a portion of its fees.
†	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

See Notes to Financial Statements.

32         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Government Portfolio	2006(1)		2005		2004		2003		2002(2)	2001
Net Asset Value, Beginning of Period	$11.35		$11.75		$11.68		$11.74		$11.44	$10.62

Income (Loss) From Operations:
Net investment income	0.24		0.45		0.41		0.33		0.35 (3)	0.52
Net realized and unrealized gain (loss)	(0.21)		(0.40)		0.03		(0.23)		0.13 (3)	0.87

Total Income From Operations	0.03		0.05		0.44		0.10		0.48	1.39

Less Distributions From:
Net investment income	(0.52)		(0.45)		(0.37)		(0.16)		(0.11)	(0.57)
Net realized gains	—		—		—		—		(0.07)	—

Total Distributions	(0.52)		(0.45)		(0.37)		(0.16)		(0.18)	(0.57)

Net Asset Value, End of Period	$10.86		$11.35		$11.75		$11.68		$11.74	$11.44

Total Return(4)	0.23%		0.41%		3.90%		0.87%		4.20%	13.56%

Net Assets, End of Period (000s)	$126,383		$131,013		$126,963		$127,378		$84,104	$13,410

Ratios to Average Net Assets:
Gross expenses	0.64	%(6)	0.65%		0.70%		0.68%		1.00%	1.30%
Net expenses(5)	0.64	(6)(7)	0.65		0.70	(7)	0.68		0.80 (7)	0.80 (7)
Net investment income	4.19	(6)	3.68		3.44		2.91		3.17 (3)	4.47

Portfolio Turnover Rate	71	%(8)	96	%(8)	53	%(8)	83	%(8)	145%	90%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Per share amounts have been calculated using the average shares method.
(3)	Effective November 1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of the change, for the year ended October 31, 2002, the ratio of net investment income to average net assets would have been 3.32%. The impact of this change to net investment income and net realized and unrealized gain was $0.01 per share. Per share information, ratios and supplemental data for the periods prior to November 1, 2001 have not been restated to reflect this change in presentation.
(4)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(5)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.80%.
(6)	Annualized.
(7)	The investment manager voluntarily waived a portion of its fees.
(8)	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 316%, 614%, 667% and 429% for the six months ended April 30, 2006 and the years ended October 31, 2005, 2004 and 2003, respectively.

See Notes to Financial Statements.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         33

Notes to Financial Statements (unaudited)

1.	Organization and Significant Accounting Policies

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio, Legg Mason Partners Variable Growth and Income Portfolio and Legg Mason Partners Variable Government Portfolio (the “Funds”) (formerly known as Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Dividend Strategy Portfolio, Smith Barney Growth and Income Portfolio and SB Government Portfolio, respectively) are separate diversified investment funds of Legg Mason Partners Investment Series (formerly known as Smith Barney Investment Series) (the “Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculate their net asset value, the Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Financial Futures Contracts. The Funds may enter into financial futures contracts typically to hedge a portion of the portfolios. Upon entering into a financial futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Funds recognize an unrealized gain or loss equal to the daily variation

34         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Lending of Portfolio Securities. The Funds have an agreement with their custodian whereby the custodian may lend securities owned by the Funds to brokers, dealers and other financial organizations. In exchange for lending securities under the terms of the agreement with their custodian, the Funds receive a lender’s fee. Fees earned by the Funds on securities lending are recorded as securities lending income. Loans of securities by the Funds are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which varies depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. The Funds have the right under the lending agreement to recover the securities from the borrower on demand.

The Funds maintain the risk of any loss on the securities on loan as well as the potential loss on investments purchased with cash collateral received from securities lending.

(e) Securities Traded on a To-Be-Announced Basis. The Legg Mason Partners Variable Government Portfolio may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information is not known, such as the face amount and maturity date and the underlying pool of investments in U.S. government agency mortgage pass-through transactions. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days later. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(f) Mortgage Dollar Rolls. The Legg Mason Partners Variable Government Portfolio enters into dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by a fee paid by the counterparty, often in the form of a drop in the repurchase price of the securities. Dollar rolls are accounted for as financing arrangements; the fee is accrued into interest income ratably over the term of the dollar roll and any gain or loss on the roll is deferred and realized upon disposition of the rolled security.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         35

Notes to Financial Statements (unaudited) (continued)

The risk of entering into a mortgage dollar roll is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(g) Stripped Securities. Certain Funds invest in “Stripped Securities,” a term used collectively for stripped fixed income securities. Stripped securities can be principal only securities (“PO”), which are debt obligations that have been stripped of unmatured interest coupons or interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. As is the case with all securities, the market value of Stripped Securities will fluctuate in response to changes in economic conditions, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation increases with a longer period of maturity.

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Funds may not fully recoup its initial investment in IO’s.

(h) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Funds determine the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Funds’ policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(i) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference

36         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(j) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(k) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(l) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

2.	Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager, Smith Barney Fund Management LLC (the “Manager” or “SBFM”), previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Funds’ then existing investment management contracts to terminate. The Funds’ shareholders approved new investment management contracts between the Funds and the Manager, each of which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

Prior to the Legg Mason transaction and continuing under the new investment management agreement effective December 1, 2005, the Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio, Legg Mason Partners Variable Growth and Income Portfolio and Legg Mason Partners Variable Government Portfolio pay the Manager a fee, which was calculated daily and payable monthly, are calculated in accordance with the following breakpoint schedules:

Legg Mason Partners Investment Series 2006 Semi-Annual Report         37

Notes to Financial Statements (unaudited) (continued)

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	Annual Rate
Average Daily Net Assets
First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

Legg Mason Partners Variable Dividend Strategy Portfolio and Legg Mason Partners Variable Growth and Income Portfolio	Annual Rate
Average Daily Net Assets
First $1 billion	0.650%
Next $1 billion	0.600
Next $1 billion	0.550
Next $1 billion	0.500
Over $4 billion	0.450

Legg Mason Partners Variable Government Portfolio	Annual Rate
Average Daily Net Assets
First $2 billion	0.550%
Next $2 billion	0.500
Next $2 billion	0.450
Next $2 billion	0.400
Over $8 billion	0.350

During the six months ended April 30, 2006, Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio and Legg Mason Partners Variable Growth and Income Portfolio, had voluntary expense limitations in place of 0.95%. Legg Mason Partners Variable Government Portfolio had a voluntary expense limitation in place of 0.80%. These expense limitations can be terminated at any time.

During the six months ended April 30, 2006, the Manager waived a portion of its investment management fee amounting to $2,739, $3,222, $3,231 and $4,458 for the Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio, Legg Mason Partners Variable Growth and Income Portfolio and Legg Mason Partners Variable Government Portfolio, respectively.

During the six months ended April 30, 2006, the Manager reimbursed Legg Mason Partners Variable Growth and Income Portfolio in the amount of $45,193 for losses incurred resulting from an investment transaction error.

The Funds’ Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Funds, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Funds’ transfer agent. Also, prior to January 1, 2006, PFPC acted as the Funds’ sub-transfer agent. CTB received account fees and asset-based fees that varied according to the size and type of account.

38         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

PFPC was responsible for shareholder recordkeeping and financial processing for all shareholder accounts and was paid by CTB. For the six months ended April 30, 2006, the Funds paid transfer agent fees of $8,368 to CTB.

The totals for each Fund were as follows:

Transfer Agent Fees
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	$2,091
Legg Mason Partners Variable Dividend Strategy Portfolio	2,093
Legg Mason Partners Variable Growth and Income Portfolio	2,091
Legg Mason Partners Variable Government Portfolio	2,093

The Funds’ Board has appointed the Funds’ current distributor, Citigroup Global Markets Inc. (“CGM”), and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Funds. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Funds’ shares available to their clients. Additional Service Agents may offer Fund shares in the future.

For the six months ended April 30, 2006, CGM, its affiliates and LMIS received broker commissions of $11 for the Legg Mason Partners Variable Dividend Strategy Portfolio.

Certain officers and a Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

The Trustees of the Funds have adopted a Retirement Plan (the “Plan”), for all Trustees who are not “interested persons” of the Funds, within the meaning of the 1940 Act. Under the Plan, each Trustee is required to retire from the Board as of the last day of the calendar year in which such applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with the Manager for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the Trustee’s retirement (assuming no change in relevant facts for the balance of the year following the Trustee’s retirement). Amounts under the Plan may be paid in installments or in a lump sum (discounted to present value). Benefits under the Plan are unfunded. Two former Trustees are currently receiving payments under the Plan. In addition, three other Trustees received full payments under the Plan.

Certain of the Trustees are also covered by a prior retirement plan. Under the prior plan, retirement benefits are payable for a ten-year period following retirement, with the annual payment to be based upon the Trustee’s compensation from the Trust during calendar year 2000. Trustees with more than five but less than ten years of service at retirement will receive a prorated benefit. In order to receive benefits under the current Plan, a Trustee must waive all rights under the prior plan prior to receiving payment under either plan.

At April 30, 2006, $5,591, $9,832, $5,303 and $6,983 were accrued in connection with the Plans for Legg Mason Partners Variable Premier Selections All Cap Growth

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Notes to Financial Statements (unaudited) (continued)

Portfolio, Legg Mason Partners Variable Dividend Strategy Portfolio, Legg Mason Partners Variable Growth and Income Portfolio and Legg Mason Partners Variable Government Portfolio, respectively, in connection with these plans.

3.	Investments

During the six months ended April 30, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S. Government & Agency Obligations were as follows:

	Purchases	Sales
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	$13,194,764	$17,719,345
Legg Mason Partners Variable Dividend Strategy Portfolio	9,419,612	11,041,498
Legg Mason Partners Variable Growth and Income Portfolio	13,495,519	15,671,376
Legg Mason Partners Variable Government Portfolio	90,071,666	92,634,962

At April 30, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

	Gross unrealized appreciation	Gross unrealized depreciation	Net unrealized appreciation/ depreciation
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	$11,724,112	$(1,307,658)	$10,416,454
Legg Mason Partners Variable Dividend Strategy Portfolio	9,678,694	(1,646,165)	8,032,529
Legg Mason Partners Variable Growth and Income Portfolio	15,437,403	(1,116,238)	14,321,165
Legg Mason Partners Variable Government Portfolio	115,082	(4,270,729)	(4,155,647)

At April 30, 2006, Legg Mason Partners Variable Government Portfolio had the following open futures contracts:

Contracts to Buy:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Loss
U.S. Treasury 10 Year Notes	63	6/06	$6,798,823	$6,651,422	$(147,401)

At April 30, 2006, Legg Mason Partners Variable Government Portfolio had outstanding mortgage dollar rolls with a total cost of $40,677,961. During the six months ended April 30, 2006, Legg Mason Partners Variable Government Portfolio entered into mortgage dollar roll transactions in the aggregate amount of $312,939,547. For the six months ended April 30, 2006, Legg Mason Partners Variable Government Portfolio recorded interest income of $306,840 related to such mortgage rolls.

4.	Shares of Beneficial Interest

At April 30, 2006, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share.

40         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

Transactions in shares of each Fund were as follows:

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	Six Months Ended April 30, 2006	Year Ended October 31, 2005
Shares sold	57,490	182,244
Shares issued on reinvestment	5,043	—
Shares repurchased	(496,579)	(1,127,132)

Net Decrease	(434,046)	(944,888)

Legg Mason Partners Variable Dividend Strategy Portfolio
Shares sold	121,353	801,488
Shares issued on reinvestment	171,429	84,314
Shares repurchased	(819,752)	(1,221,275)

Net Decrease	(526,970)	(335,473)

Legg Mason Partners Variable Growth and Income Portfolio
Shares sold	203,925	817,377
Shares issued on reinvestment	60,668	86,414
Shares repurchased	(486,616)	(869,834)

Net Increase (Decrease)	(222,023)	33,957

Legg Mason Partners Variable Government Portfolio
Shares sold	353,785	1,421,226
Shares issued on reinvestment	545,951	429,880
Shares repurchased	(801,553)	(1,119,908)

Net Increase	98,183	731,198

5.	Capital Loss Carryforward

As of October 31, 2005, the Funds had the following net capital loss carryforwards remaining:

Year of Expiration	Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	Legg Mason Partners Variable Dividend Strategy Portfolio	Legg Mason Partners Variable Growth and Income Portfolio	Legg Mason Partners Variable Government Portfolio
10/31/2009	$(997,566)	$(3,340,004)	—	—
10/31/2010	(6,363,962)	(15,846,502)	$(3,058,834)	$(49,007)
10/31/2011	(2,644,926)	(6,459,408)	(3,755,495)	(2,378,580)
10/31/2012	—	—	—	(877,195)
10/31/2013	—	—	—	(266,355)

	$(10,006,454)	$(25,645,914)	$(6,814,329)	$(3,571,137)

These amounts will be available to offset any future taxable capital gains.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         41

Notes to Financial Statements (unaudited) (continued)

6.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive

42         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

7.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC based in Note . The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Funds’ investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Funds’ investment manager and it affiliates to continue to render services to the Funds under their respective contracts.

*   *   *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the “Distributor”) and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

Legg Mason Partners Investment Series 2006 Semi-Annual Report         43

Notes to Financial Statements (unaudited) (continued)

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Funds’ investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Funds’ investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

8.	Other Matters

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/ or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

44         Legg Mason Partners Investment Series 2006 Semi-Annual Report

Additional Shareholder Information (unaudited)

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	50,289,312.213	4,520,979.500	1,028,595.125	0.000

Legg Mason Partners Variable Dividend Strategy Portfolio

Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	74,891,656.506	1,738,977.095	1,631,416.282	0.000

Legg Mason Partners Variable Growth and Income Portfolio

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	73,827,592.577	2,138,361.029	748,278.743	0.000

Legg Mason Partners Variable Government Portfolio

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	129,864,430.558	1,287,583.185	1,492,842.669	0.000

Legg Mason Partners Investment Series 2006 Semi-Annual Report         45

Legg Mason Partners Investment Series

TRUSTEES

Elliott J. Berv

Donald M. Carlton

A. Benton Cocanougher

Mark T. Finn

R. Jay Gerken, CFA
Chairman

Stephen Randolph Gross

Diana R. Harrington

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

OFFICERS

R. Jay Gerken, CFA

President and Chief
Executive Officer

Andrew B. Shoup

Senior Vice President and

Chief Administrative Officer

Frances M. Guggino

Chief Financial Officer
and Treasurer

Alan J. Blake

Vice President and

Investment Officer

Kevin Caliendo

Vice President and

Investment Officer

Scott K. Glasser

Vice President and
Investment Officer

Peter J. Hable

Vice President and
Investment Officer

Michael A. Kagan

Vice President and

Investment Officer

OFFICERS (continued)

Timothy Woods, CFA

Vice President and

Investment Officer

Ted P. Becker

Chief Compliance Officer

John Chiota

Chief Anti-Money Laundering

Compliance Officer

Wendy S. Setnicka

Controller

Robert I. Frenkel

Secretary and
Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund

    Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investors
    Services, LLC

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough,

Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for general information of the shareholders of the Legg Mason Partners Investment Series — Legg Mason Partners Variable Premier Selections All Cap Growth, Legg Mason Partners Variable Dividend Strategy, Legg Mason Partners Variable Growth and Income and Legg Mason Partners Variable Government Portfolios.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Funds’ investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Funds. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason Investor Services, LLC

Member NASD, SIPC

FD02334 6/06	SR 06-69

Legg Mason Partners Investment Series

Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio

Legg Mason Partners Variable Dividend Strategy Portfolio

Legg Mason Partners Variable Growth and Income Portfolio

Legg Mason Partners Variable Government Portfolio

The Funds are separate investment funds of the Legg Mason Partners Investment Series, a Massachusetts business trust.

LEGG MASON PARTNERS INVESTMENT SERIES

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Funds file their complete schedules of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at http://www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and how information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year, and a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.leggmason.com/InvestorServices.com and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Trust’s former Smith Barney Investment Series name.

ITEM 2.	CODE OF ETHICS.

Not Applicable.

ITEM 3.	AUDIT COMMITTEE FINANCIAL EXPERT.

Not Applicable.

ITEM 4.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Not applicable.

ITEM 5.	AUDIT COMMITTEE OF LISTED REGISTRANTS.

Not applicable.

ITEM 6.	SCHEDULE OF INVESTMENTS.

Included herein under Item 1.

ITEM 7.	DISCLOSURE OF PROXY VOTING POLICIES AND PROCEDURES FOR CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

Not applicable.

ITEM 8.	PORTFOLIO MANAGERS OF CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

Not applicable.

ITEM 9.	PURCHASES OF EQUITY SECURITIES BY CLOSED-END MANAGEMENT INVESTMENT COMPANY AND AFFILIATED PURCHASERS.

Not applicable.

ITEM 10.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

ITEM 11.	CONTROLS AND PROCEDURES.

(a)	The registrant’s principal executive officer and principal financial officer have concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a- 3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”)) are effective as of a date within 90 days of the filing date of this report that includes the disclosure required by this paragraph, based on their evaluation of the disclosure controls and procedures required by Rule 30a-3(b) under the 1940 Act and 15d-15(b) under the Securities Exchange Act of 1934.

(b)	There were no changes in the registrant’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act) that occurred during the registrant’s last fiscal half-year (the registrant’s second fiscal half-year in the case of an annual report) that have materially affected, or are likely to materially affect the registrant’s internal control over financial reporting.

ITEM 12.	EXHIBITS.

(a)	Not applicable.

(b)	Attached hereto.

Exhibit 99.CERT	Certifications pursuant to section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 99.906CERT	Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this Report to be signed on its behalf by the undersigned, there unto duly authorized.

Legg Mason Partners Investment Series

By:	/s/ R. Jay Gerken
R. Jay Gerken
Chief Executive Officer of
Legg Mason Partners Investment Series

Date:	July 7, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ R. Jay Gerken
R. Jay Gerken
Chief Executive Officer of
Legg Mason Partners Investment Series

Date:	July 7, 2006

By:	/s/ Frances M. Guggino
Frances M. Guggino
Chief Financial Officer of
Legg Mason Partners Investment Series

Date:	July 7, 2006